As filed with the Securities and Exchange Commission on November 10, 2020

Registration No. 333-249641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COHEN & COMPANY INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

16-1685692

(I.R.S. Employer Identification Number)

Cira Centre
2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104-2870

Phone Number: (215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph W. Pooler, Jr.

Executive Vice President, Chief Financial Officer and Treasurer

Cohen & Company Inc.

2929 Arch Street

Philadelphia, Pennsylvania 19104

Phone Number: (215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Darrick M. Mix

Duane Morris LLP

30 South 17th Street

Philadelphia, Pennsylvania 19103

(215) 979-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price(1)(3)(4)	Amount of registration fee(3)
Preferred Stock
Depositary Shares(5)
Common Stock, $0.01 par value(6)
Series C Junior Participating Preferred Stock Purchase Rights(7)
Subscription Rights
Warrants
Units(8)
Total			$75,000,000	$8,182.50(9)

(1)	Also includes an indeterminate number of shares of common stock or preferred stock as may be issued by the Registrant upon exercise, conversion or exchange of any securities that provide for such issuance. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Pursuant to General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the maximum aggregate offering price for all classes, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum aggregate offering price for all classes has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	Each share of common stock includes the associated Series C Junior Participating Preferred Stock Purchase Right which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock, as described in “Description of Common Stock.” Each share of common stock also includes, if applicable, any stockholder right or similar right associated with one share of common stock under any stockholder rights plan or similar plan that is adopted in the future, as described in “Description of Common Stock.”

(7)	The Series C Junior Participating Preferred Stock Purchase Rights (“Rights”), which will not be offered separately but only with the Common Stock, may be exercised after the “Distribution Date,” as defined below in “Description of Common Stock–Stockholder Rights Plan,” but only before the earlier of (i) October 1, 2016 or (ii) the time at which the Rights are redeemed or terminated by the Registrant, as described in “Description of Common Stock–Stockholder Rights Plan.”

(8)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, which securities may or may not be separable from one another.

(9)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED NOVEMBER 10, 2020

PROSPECTUS

COHEN & COMPANY INC.

$75,000,000

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

PREFERRED STOCK PURCHASE RIGHTS

SUBSCRIPTION RIGHTS

WARRANTS

UNITS

We may from time to time in one or more offerings offer and sell up to $75,000,000 aggregate dollar amount of preferred stock (either separately or represented by depositary shares), common stock (including, if applicable, any associated preferred stock purchase rights), subscription rights, and warrants, as well as units that include any of these securities. The preferred stock, subscription rights, warrants, and units may be convertible into or exercisable or exchangeable for common or preferred stock of our Company.

We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus and other offering material.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

Our common stock trades on the NYSE American stock exchange under the symbol “COHN.” Our principal executive offices are located at the Cira Centre, 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104. The telephone number at our principal executive offices is (215) 701-9555. As of November 9, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $12.94 million. We have not offered any of our securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

See the “Risk Factors” on page 3 of this prospectus for certain risks that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2020.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
THE COMPANY	1
RISK FACTORS	3
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	5
DILUTION	5
PLAN OF DISTRIBUTION	5
DESCRIPTION OF SECURITIES WE MAY OFFER	7
DESCRIPTION OF PREFERRED STOCK	8
DESCRIPTION OF DEPOSITARY SHARES	10
DESCRIPTION OF COMMON STOCK	11
DESCRIPTION OF SUBSCRIPTION RIGHTS	13
DESCRIPTION OF WARRANTS	13
DESCRIPTION OF UNITS	14
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND THE COMPANY’S CHARTER, BYLAWS AND RIGHTS PLAN AND THE OPERATING LLC’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT	14
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	18

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement, information that is incorporated by reference into this prospectus, or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and any other offering material may also add to, update or change information contained in the prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered, the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

Other than in those sections of this prospectus where we have otherwise indicated, when used in this prospectus, the terms “the Company,” “we,” “us,” and “our” refer to Cohen & Company Inc., a Maryland corporation, and its consolidated subsidiaries, unless the context otherwise requires. Each reference in this prospectus to the Company’s common stock includes any preferred stock purchase rights or other similar rights associated with the common stock, unless the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, or any other offering material or of any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

THE COMPANY

We are a financial services company specializing in the fixed income markets. We are a holding company that conducts our business primarily through Cohen & Company, LLC, our operating company subsidiary (the “Operating LLC”). We were founded in 1999 as an investment firm focused on small-cap banking institutions, but have grown to provide an expanding range of capital markets and asset management services. Our business segments are Capital Markets, Asset Management, and Principal Investing.

Capital Markets. The Company’s Capital Markets business segment consists primarily of fixed income sales, trading, matched book repurchase agreement financing, new issue placements in corporate and securitized products, and advisory services. The Company’s fixed income sales and trading group provides trade execution to corporate investors, institutional investors, mortgage originators, and other smaller broker-dealers. The Company specializes in a variety of products, including but not limited to: corporate bonds, asset backed securities, mortgage backed securities (“MBS”), residential mortgage backed securities, collateralized debt obligations (“CDOs”), collateralized loan obligations, collateralized bond obligations, collateralized mortgage obligations, municipal securities, to-be-announced securities and other forward agency MBS contracts, Small Business Administration loans, U.S. government bonds, U.S. government agency securities, brokered deposits and certificates of deposit for small banks, and hybrid capital of financial institutions including trust preferred securities, whole loans, residential transition loans and other structured financial instruments. The Company also offers execution and brokerage services for equity products. The Company operates its capital markets activities primarily through its subsidiaries: J.V.B. Financial Group LLC, a broker-dealer subsidiary in the United States, and Cohen & Company Financial Limited (formerly known as EuroDekania Management LTD), a subsidiary regulated by the Financial Conduct Authority (formerly known as Financial Services Authority) in the United Kingdom (“CCFL”) and Cohen & Company Financial (Europe) Limited, a subsidiary regulated by the Central Bank of Ireland in Ireland.

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Asset Management. The Company’s Asset Management business segment manages assets within CDOs, managed accounts, joint ventures, and investment funds (collectively referred to as “Investment Vehicles”). A CDO is a form of secured borrowing. The borrowing is secured by different types of fixed income assets such as corporate or mortgage loans or bonds. The borrowing is in the form of a securitization, which means that the lenders are actually investing in notes backed by the assets. In the event of default, the lenders will have recourse only to the assets securing the loan. The Company’s Asset Management business segment includes its fee-based asset management operations, which include ongoing base and incentive management fees.

Principal Investing. The Company’s Principal Investing business segment is comprised of investments that the Company has made for the purpose of earning an investment return rather than investments made to support the Company’s trading, matched book repo, or other Capital Markets business segment activities. These investments are included in the Company’s other investments, at fair value and investments in equity method affiliates in the Company’s consolidated balance sheets.

We generate our revenue by business segment primarily through:

Capital Markets

•	Trading activities of the Company, which include execution and brokerage services, riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities and derivatives classified as trading; our trading activities which include execution and brokerage services, securities lending activities, riskless trading activities as well as gains and losses (unrealized and realized) and income and expense earned on securities classified as trading;

•	Net interest income on the Company’s matched book repo financing activities; and

•	New issue and advisory revenue comprised primarily of (i) new issue revenue associated with originating, arranging, or placing newly created financial instruments and (ii) revenue from advisory services, new issue and advisory revenue comprised primarily of (a) origination fees for corporate debt issues originated by us; (b) revenue from advisory services; and (c) new issue revenue associated with arranging and placing the issuance of newly created debt, equity, and hybrid financial instruments.

Asset Management

•	Asset management fees for the Company’s on-going asset management services provided to certain Investment Vehicles, which may include fees both senior and subordinate to the securities in the Investment Vehicle, and incentive management fees earned based on the performance of the various Investment Vehicles.

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Principal Investing

•	Gains and losses (unrealized and realized) and income and expense earned on securities classified as other investments, at fair value.

The Company was incorporated in the State of Maryland in October 2003. Our principal executive offices are located at 2929 Arch Street, Suite 1703, Philadelphia, Pennsylvania 19104, and our telephone number is (215) 701-9555.

RISK FACTORS

Investing in our securities involves risk and uncertainties. Please see the risk factors under the heading “Item 1A – Risk Factors” in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks and other uncertainties as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties incorporated by reference include all of the material risks of the Company of which we are currently aware; however, these risks and uncertainties may not be the only risks the Company will face. Additional risks and uncertainties of which we are presently unaware, or that we do not currently deem material, may become important factors that affect us and could materially and adversely affect our business, financial condition, results of operations and the trading price of our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus, any prospectus supplement, or any other offering materials and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any prospectus supplement, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

Forward-looking statements include, without limitation, statements regarding our current and future business activities, operational matters, cash needs, cash reserves, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, the future outlook of the Company, operating results and pending litigation. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results, performance or achievements may differ materially from those that might be anticipated from our forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual results, performance or achievements to differ materially from that contemplated by such forward-looking statements include, among others:

•	integration of operations;

•	business strategies;

•	growth opportunities;

•	competitive position;

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•	market outlook;

•	expected financial position;

•	expected results of operations;

•	future cash flows;

•	financing plans;

•	plans and objectives of management;

•	tax treatment of business combinations;

•	fair value of assets; and

•	any other statements regarding future growth, future cash needs, future operations, business plans and future financial results that are not historical facts.

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. These statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You should consider the areas of risk and uncertainty described above and discussed under the heading “Item 1A – Risk Factors” and in other sections of our annual report on Form 10-K for the year ended December 31, 2019 as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of our Annual Report on Form 10-K or other reports filed with the SEC, as applicable. Actual results may differ materially as a result of various factors, some of which are outside our control, including the following:

•	a decline in general economic conditions or the global financial markets;

•	losses or reductions in business volume due to impact of the COVID-19 pandemic;

•	losses caused by financial or other problems experienced by third parties;

•	losses due to unidentified or unanticipated risks;

•	losses (whether realized or unrealized) on our principal investments;

•	a lack of liquidity, i.e., ready access to funds for use in our businesses, including the availability of securities financing from our clearing agency and the Fixed Income Clearing Corporation the (“FICC”); or the availability of financing at prohibitive rates;

•	the ability to attract and retain personnel;

•	the ability to meet regulatory capital requirements administered by federal agencies;

•	an inability to generate incremental income from acquired, newly established or expanded businesses;

•	unanticipated market closures due to inclement weather or other disasters;

•	the volume of trading in securities including collateralized securities transactions;

•	the liquidity in capital markets;

•	the creditworthiness of our correspondents, trading counterparties, and banking and margin customers;

•	changing interest rates and their impacts on U.S. residential mortgage volumes;

•	competitive conditions in each of our business segments;

•	the availability of borrowings under credit lines, credit agreements, warehouse agreements, and our credit facilities;

•	our continued membership in the FICC;

•	the potential misconduct or errors by our employees or by entities with whom we conduct business; and

•	the potential for litigation and other regulatory liability.

We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results, performance or achievements to differ materially from those projected in any forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus or in any prospectus supplement or in the information incorporated by reference herein or therein.

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USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, repayment or refinancing of borrowings, working capital, investments and acquisitions. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid. If net proceeds from a specific offering will be used to acquire assets, other than in the ordinary course of business, or to finance acquisitions of other businesses, the applicable prospectus supplement or other offering material will describe the relevant terms of the acquisition or financing.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the method of distribution and the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of the underwriters, if any, and the respective amounts underwritten;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the class offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions, or commissions.

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Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference, or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Offers to purchase securities may be solicited, and sales thereof may be made, by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of any such offer will be set forth in the prospectus supplement, information incorporated by reference or other offering material.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

If so indicated in the prospectus supplement, we will authorize the underwriters or other persons acting as our agents to solicit offers by certain institutional investors to purchase securities from us under contracts requiring payment and delivery on a future date. The obligations of any purchaser under these contracts will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

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We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE American stock exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings the following securities:

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock (including, if applicable, the Series C Junior Participating Preferred Stock Purchase Rights or any other associated preferred stock purchase rights);

•	subscription rights;

•	warrants exercisable for our preferred stock, depositary shares or common stock; and

•	units comprised of any combination of our preferred stock, depositary shares, common stock and warrants.

The preferred stock may be exchangeable for and/or convertible into shares of common stock or another series of preferred stock.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

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DESCRIPTION OF PREFERRED STOCK

Our charter authorizes the issuance of preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus and in the particular Articles Supplementary that we would file with the Maryland State Department of Assessments and Taxation, including, as appropriate, redemption provisions, rights in the event of liquidation, dissolution or the winding up of the Company, voting rights and rights to convert into common stock or another series of preferred stock.

Our authorized preferred stock consists of 60,000,000 shares of preferred stock, par value $0.001 per share. Of our preferred stock:

•	One share has been designated as Series A Voting Convertible Preferred Stock (the “Series A Preferred Stock”);

•	4,983,557 shares have been designated as Series B Voting Non-Convertible Preferred Stock (the “Series B Preferred Stock”);

•	10,000 shares have been designated as Series C Junior Participating Preferred Stock (the “Series C Preferred Stock”);

•	4,983,557 shares have been designated as Series D Voting Non-Convertible Preferred Stock (the “Series D Preferred Stock”);

•	4,983,557 shares have been designated as Series E Voting Non-Convertible Preferred Stock (the “Series E Preferred Stock”); and

•	25,000,000 shares have been designated as Series F Voting Non-Convertible Preferred Stock (the “Series F Preferred Stock”).

As of December 31, 2019, we had outstanding 4,983,557 shares of Series E Preferred Stock and 22,429,541 shares of Series F Preferred Stock and the ability to issue an additional 20,039,328 shares of Preferred Stock. All of the previously issued and outstanding shares of Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock have been redeemed by the Company. No shares of Series C Preferred Stock have been issued as of December 31, 2019.

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the Maryland General Corporation Law, as amended from time to time (the “MGCL”), and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms and conditions of redemption for each such series and we are required to file articles supplementary with the State Department of Assessments and Taxation of Maryland setting forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemptions of each such series.

Series C Preferred Stock

The Series C Preferred Stock was authorized by our board of directors in connection with the Stockholder Rights Plan discussed below under “Description of Our Common Stock – Stockholder Rights Plan.” Upon the issuance of any Series C Preferred Stock, the holders of Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Series C Preferred Stock. Dividends accrue and are cumulative. The holder of each share of Series C Preferred Stock is entitled to 10,000 votes on all matters submitted to a vote of our stockholders. Holders of Series C Preferred Stock are entitled to receive dividends, distributions or distributions upon liquidation, dissolution or winding up of the Company in an amount equal to $100,000 per share of Series C Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions, whether or not declared, prior to payments made to holders of shares of stock ranking junior to the Series C Preferred Stock. The shares of Series C Preferred Stock are not redeemable.

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Series E Preferred Stock

Holders of Series E Preferred Stock are not entitled to receive any dividends, distributions or distributions upon liquidation, dissolution or winding-up of the Company.

Each holder of Series E Preferred Stock may not transfer such shares except for certain permitted transfers upon the death of such holder.

Holders of Series E Preferred Stock will not be entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of directors, determines that such rights apply with respect to the Series E Preferred Stock.

Holders of Series E Preferred Stock are entitled to vote together with the holders of Company common stock on all matters with respect to which a vote of the stockholders of the Company is required or permitted under Maryland law. Each outstanding share of Series E Preferred Stock entitles the holder to one vote for every ten shares of Series E Preferred Stock on each matter submitted to the stockholders of the Company for their vote.

In addition, while shares of Series E Preferred Stock are outstanding, the approval of the holders of Series E Preferred Stock entitled to cast a majority of the votes of the outstanding Series E Preferred Stock, voting separately as a class, is required to: (1) approve any amendment, alteration or repeal of any provision of the Company’s charter, whether by merger, consolidation or otherwise, that would adversely affect or cause to be terminated the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock except that neither of the following are deemed to adversely affect or terminate the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E Preferred Stock, and the holders of the Series E Preferred Stock are not entitled to vote on: (A) an increase in the number of authorized or outstanding shares of Company common stock or the classification or issuance of any shares of stock of any class or series of stock other than Series E Preferred Stock; or (B) an amendment, alteration or repeal of any provision of the Company’s charter in connection with a merger, consolidation or other event, if, following such merger, consolidation or other event, the holders of the Series E Preferred Stock receive equity securities of the successor or survivor of such merger, consolidation or other event with terms that are substantially identical to those of the Series E Preferred Stock, taking into account that, upon the occurrence of such merger, consolidation or other event, the Company may not be the surviving entity and the surviving entity may not be a corporation; or (2) classify, reclassify or issue any shares of Series E Preferred Stock.

If the Company effects a split, combination or subdivision of the outstanding shares of Company common stock or declares a dividend or other distribution on Company common stock payable in additional shares of Company common stock, then, as of the date of such split, dividend or distribution (or, if a record date is established for such dividend or distribution, as of such record date), the number of votes entitled to be cast by a holder of one share of Series E Preferred Stock will be proportionately increased or decreased so that the aggregate voting power represented by all of the authorized shares of Series E Preferred Stock immediately following such split, combination, subdivision, dividend or distribution will bear the same relationship to the number of shares of Company common stock outstanding immediately following such split, combination, subdivision, dividend or distribution as the aggregate voting power represented by all of the authorized shares of Series E Preferred Stock immediately prior to such split, combination, subdivision, dividend or distribution bears to the number of shares of Company common stock outstanding immediately prior to such split, combination, subdivision, dividend or distribution.

The Company may not enter into or undertake any consolidation, merger, combination or other transaction (other than a reclassification described below) in which shares of Company common stock are exchanged for or converted into stock or securities having voting rights in the surviving or resulting entity unless each share of Series E Preferred Stock will be entitled to be exchanged for or converted into a number of shares of a separate class of stock or securities in the surviving or resulting entity, or the Resulting Shares, each of which will entitle the holder of one such Resulting Share to cast a number of votes equal to (1) the number of votes entitled to be cast by the holder of one share of stock or other security into which or for which each share of Company common stock is exchanged or converted, multiplied by (2) the number of votes entitled to be cast by the holder of one share of Series E Preferred Stock immediately prior to such exchange, Resulting Shares will not have any rights to dividends or other distributions.

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If there is a reclassification of the outstanding shares of Company common stock into shares of any other class or series of stock (other than a split, subdivision or combination described above), then the number of votes entitled to be cast by a holder of one share of Series E Preferred Stock will be increased or decreased in proportion to the increase or decrease in the aggregate number of shares of stock that a holder of one share of Company common stock is entitled to receive in connection with such a reclassification, unless the shares of stock issued to the holders of Company common stock in connection with such a reclassification have more or less than one vote per share, in which case, the number of votes entitled to be cast by a holder of one share of Series E Preferred Stock will be increased or decreased in proportion to the increase or decrease in the aggregate number of votes that a holder of one share of Company common stock is entitled to cast as a result of such reclassification. Except for redemption in connection with the redemption of or other acquisition any of the Operating LLC units owned by the holder of the Series E Preferred Stock as of May 9, 2013, shares of Series E Preferred Stock are not subject to redemption at the option of the Company or subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof.

Series F Preferred Stock

Holders of the Series F Preferred Stock have substantially the same rights as holders of the Series E Preferred Stock, which are described immediately above, except as follows:

Each holder of Series F Preferred Stock may not transfer such shares except for certain permitted transfers upon the death, dissolution or termination of such holder. Further, shares of Series F Preferred Stock are not subject to redemption at the option of the Company or subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof except in connection with a redemption or acquisition of any Operating LLC units owned by a holder of Series F Preferred Stock as of December 30, 2019 (in which event the number of shares of Series F Preferred Stock that will be redeemed will be reduced by the number shares of Series E Preferred Stock redeemed in connection with such redemption or acquisition of such Operating LLC units).

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. In the event we exercise this option, we will issue scrips for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock. The preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the description in this prospectus under the headings “Description of Preferred Stock.”

The depositary shares will be evidenced by depositary scrips issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences and, without limitation, (1) the name of the depositary and the address of its principal executive office, (2) the title of the American Depositary Receipts and identify the deposited security, (3) the terms of deposit, including the provisions, if any, with respect to (i) the amount of deposited securities represented by one unit of American Depositary Receipts; (ii) the procedure for voting, if any, the deposited securities; (iii) the collection and distribution of dividends; (iv) the transmission of notices, reports and proxy soliciting material; (v) the sale or exercise of rights; (vi) the deposit or sale of securities resulting from dividends, splits or plans of reorganization; (vii) amendment, extension or termination of the deposit; (viii) rights of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts; (ix) restrictions upon the right to deposit or withdraw the underlying securities; and (x) limitation upon the liability of the depositary; and (4) all fees and charges which may be imposed directly or indirectly against the holder of the American Depositary Receipts, indicating the type of service, the amount of fee or charges and to whom paid.

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A copy of the form of deposit agreement, including the form of depositary scrips, will be filed prior to the issuance of depository shares as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF COMMON STOCK

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.01 per share. As of November 9, 2020, 1,375,907 shares of our common stock were issued and outstanding.

The following description of our common stock and provisions of our articles of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our articles of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, and our articles of incorporation and Articles Supplementary related to our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and, if applicable, any additional articles supplementary establishing and designating any additional series of our preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

All shares of Company common stock that the Company may offer under this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock, holders of shares of Company common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by the Company and to share ratably in the assets legally available for distribution to the Company’s stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all of the Company’s known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.

Each outstanding share of Company common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of the Company board of directors, which means that the holders of a plurality of the outstanding shares of Company common stock, Series E Preferred Stock and Series F Preferred Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of Company common stock have no preference, conversion, exchange, sinking fund, redemption or, so long as the Company’s stock remains listed on a national stock exchange, appraisal rights and have no preemptive rights to subscribe for any of the Company’s securities. Shares of Company common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation with outstanding voting capital stock generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. The Company’s charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because certain operating assets may be held by the Company’s subsidiaries, this may mean that a subsidiary of the Company may be able to merge or sell all or substantially all of its assets without a vote of the Company’s stockholders.

The Company’s charter authorizes its board of directors to reclassify any unissued shares of Company common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series.

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For information concerning the associated rights included with our common stock under our Section 382 Rights Agreement dated as of March 10, 2020 (the “Rights Agreement”), between the Company and Computershare, Inc. (the “Rights Agent”), see “Stockholder Rights Plan” below. The Rights Agreement and the rights thereunder will expire on December 31, 2023, unless earlier terminated by us. In the event that we adopt a new stockholder rights plan or similar plan that involves the distribution to our stockholders of rights under the new plan, any common stock we offer would also include any associated rights under the new plan, subject to the terms and conditions of that plan.

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

Our common stock is traded on the NYSE American stock exchange under the symbol “COHN.”

The transfer agent and registrar for our common stock is Computershare, Inc.

Stockholder Rights Plan

Our board of directors approved the entry into the Rights Agreement on March 10, 2020. The Rights Agreement provides for a distribution of one preferred stock purchase right, a Right, and collectively the Rights, for each share of common stock, par value $0.01 per share, of the Company outstanding to stockholders of record at the close of business March 20, 2020 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company a unit, or a “Unit,” consisting of one ten-thousandth of a share of Series C Preferred Stock, at a purchase price of $100.00 per Unit, subject to adjustment. The following description of our Rights Agreement is only a summary, and we encourage you to review a complete copy of our Rights Agreement, which we have previously filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate certificates in respect of the Rights will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the common stock and a “Distribution Date” will occur upon the earlier of (1) ten days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined below), referred to herein as the “Stock Acquisition Date,” or (2) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. “Acquiring Person” means any person who or which, together with all affiliates and associates of such person, shall be the beneficial owner of 4.95% or more of the shares of common stock then outstanding, excluding the Company and “Exempted Persons” (as defined in the Rights Agreement). Until the Distribution Date, (1) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (2) new common stock certificates after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (3) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate.

The Rights are not exercisable until the Distribution Date and will expire on the earliest of (1) the close of business on December 31, 2023, (2) the time at which the Rights are redeemed pursuant to the Rights Agreement, (3) the time at which the Rights are exchanged pursuant to the Rights Agreement, (4) the repeal of Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute if our board of directors determines that the Rights Agreement is no longer necessary or desirable for the preservation of certain tax benefits, and (5) the beginning of a taxable year of the Company to which our board of directors determines that certain tax benefits may not be carried forward. At no time will the Rights have any voting power.

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In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of Units associated with each Right (initially, one). Notwithstanding any of the foregoing, following the occurrence of an Acquiring Person becoming such, or a “Flip-In Event,” all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

In the event that, at any time following the Stock Acquisition Date, (1) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation; (2) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the common stock is changed or exchanged; or (3) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

However, Rights are not exercisable following the occurrence of a Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

At any time after the Stock Acquisition Date, the Company may exchange the Rights (other than Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio equal to (1) a number of shares of common stock per Right with a value equal to the spread between the value of the number of shares of common stock for which the Rights may then be exercised and the Purchase Price, or (2) if prior to the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of common stock, one share of common stock per Right (subject to adjustment).

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right. Immediately upon the action of our board of directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the holder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the terms of the subscription rights. You should read the particular terms of the documents pursuant to which the subscription rights would be issued, which will be described in more detail in the applicable prospectus supplement.

The applicable prospectus supplement will describe the material terms of any offering of subscription rights for which this prospectus is being delivered, including, without limitation, (1) the amount of securities called for by the subscription rights, (2) the period during which and the price at which the subscription rights are exercisable; (3) the amount of subscription rights outstanding; and (4) provisions for changes to or adjustments in the exercise price.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock, preferred stock and/or depositary shares in one or more series. Warrants may be issued independently or together with any common stock, preferred stock and/or depositary shares offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock and/or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

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As of November 10, 2020, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the material terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable and without limitation, (1) the amount of securities called for by such warrants; (2) the period during which and the price at which the warrants are exercisable; (3) the amount of warrants outstanding; and (4) provisions for changes to or adjustments in the exercise price of such warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more warrants, shares of preferred stock, shares of common stock, subscription rights, depositary shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND
THE COMPANY’S CHARTER, BYLAWS AND RIGHTS PLAN
AND THE OPERATING LLC’S AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

The following is a summary of certain provisions of the MGCL and the Company’s charter, bylaws and rights plan and the Operating LLC’s Amended and Restated Limited Liability Company Agreement (as amended, the “Operating LLC Operating Agreement”), that may defer or prevent unsolicited takeover attempts. Because the description is a summary, it does not contain all of the information about the MGCL, the Company’s charter or bylaws and rights plan or the Operating LLC’s Amended and Restated Limited Liability Company Agreement that may be important to you. In particular, you should refer to, and this summary is qualified in its entirety by, the full text of the Company’s charter and bylaws and rights plan and the Operating LLC’s Amended and Restated Limited Liability Company Agreement, which are incorporated by reference into this prospectus.

Provisions of Rights Plan

As discussed under “Description of Capital Stock – Stockholder Rights Plan,” we have adopted a Rights Agreement that provides stockholders with rights to purchase shares of our Series C Preferred Stock under certain circumstances involving a potential change in control. The rights have certain anti-takeover effects, and will cause substantial dilution to a person or group that attempts to acquire the Company in certain circumstances. Accordingly, the existence of the rights plan may deter certain acquirors from making takeover proposals or tender offers.

Board of Directors

The Company’s charter and bylaws provide that the number of directors may be established by our board of directors but may not be fewer than one nor more than fifteen. Generally, any vacancy on our board of directors may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that any vacancy created as a result of the removal of a director by a vote of the stockholders shall be filled by a vote of the stockholders. The common stock, the Series E Preferred Stock and the Series F Preferred Stock vote together on the election of directors.

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Removal of Directors

The charter provides that a director may be removed from office at any time with or without cause by the affirmative vote of the holders of the Company’s stock entitled to cast at least two-thirds of the votes of the stock entitled to be cast in the election of directors.

Amendment of the Company’s Charter and Bylaws

The Company’s charter may be amended only if the amendment is declared advisable by its board of directors and approved by the affirmative vote of the Company stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter. The Company’s bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of its board of directors or by a vote of a majority of the voting power of Company common stock.

Term and Termination

The Company’s voluntary dissolution must be:

•	declared advisable by a majority of its entire board of directors;

•	approved by the affirmative vote of the Company stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter; and

•	as provided for in the Operating LLC Operating Agreement, approved by a majority of the voting power of the Operating LLC Units held by members other than the Company that have a percentage interest of at least 10% of the Operating LLC, or the “Designated Non-Parent Members,” unless the gross cash proceeds received in connection with such voluntary dissolution by the sole Designated Non-Parent Member as of May 9, 2013 equal or exceed $6.00 per share of our common stock or per Operating LLC Unit (as appropriately adjusted to reflect any dividend, split, reverse split, combination, reclassification, recapitalization or other similar change in the capital structure of the Company and/or the Operating LLC, or any distribution to holders of shares of our common stock and/or Operating LLC Units other than cash dividends, held by such Designated Non-Parent Member at the time of such voluntary dissolution).

Stockholder Meetings and Approvals

The Company’s bylaws provide that the annual meeting of the Company’s stockholders is held, upon reasonable notice at the principal office of the Company at ten o’clock a.m. unless a different date, hour or place is fixed by our board of directors. Special meetings of the Company’s stockholders may be called by the Chairman of the board of directors, the President, the Chief Executive Officer, our board of directors, or the secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such a meeting containing the information required by the Company’s bylaws.

Stockholders entitled to cast a majority of all the votes entitled to be cast at a meeting, represented in person or by proxy, will constitute a quorum at any meeting of the Company stockholders. Action may be taken by the Company stockholders without a meeting, without prior notice, and without a vote, if consents in writing or by electronic transmission, setting forth the action taken, are given by all the holders of shares of stock entitled to vote on such action and filed with the records of the Company stockholders’ meetings. Notice in writing or by electronic transmission of all meetings of stockholders stating the date, hour and place of such meeting and, for any special meeting and to the extent required by the MGCL for an annual meeting, the purpose for which the meeting has been called, must be given by the secretary not less than 10 days nor more than 90 days before a meeting. The common stock, the Series E Preferred Stock and the Series F Preferred Stock vote together as one class on all matters.

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Advance Notice of Director Nominations and New Business

The Company’s bylaws provide that nominations of individuals for election to the Company’s board of directors and proposals of business to be considered at the meeting may be properly brought before an annual meeting of the Company’s stockholders only:

•	pursuant to the Company’s notice of the meeting;

•	by, or at the direction of, the Company’s board of directors; or

•	by a stockholder of record who is entitled to vote at the meeting and has provided notice to the Company’s secretary as required by the advance notice procedures set forth in the Company’s bylaws.

Unless alternate timing is provided by the Company, a stockholder of record must provide such notice, containing the information required by the Company’s bylaws, not earlier than the 150th day and not later than 5:00 p.m., Eastern Time, of the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, with certain adjustments if the date of the annual meeting is changed by more than 30 days from the first anniversary of the preceding year’s annual meeting or the number of directors to be elected at the meeting is increased or decreased and there is no public announcement of such increase or decrease at least 130 days before the first anniversary of the date of mailing of the notice of the preceding year’s annual meeting.

Nominations of individuals for election to the Company’s board of directors may be properly brought before a special meeting of the Company’s stockholders at which directors are to be elected only:

•	pursuant to the Company’s notice of the meeting;

•	by, or at the direction of, the Company’s board of directors; or

•	if the Company’s board of directors has determined that directors will be elected at the special meeting, by a stockholder of record who is entitled to vote at the meeting and has provided notice to the Company’s secretary as required by the advance notice procedures set forth in the Company’s bylaws.

A stockholder of record must provide such notice, containing the information required by the Company’s bylaws, not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the 90th day prior to such special meeting or the tenth day after the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

Procedures Governing Stockholder-Requested Special Meetings

The Company’s bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (1) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (2) the time frame for the Company’s board of directors to fix such record date; (3) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (4) that the Company’s board of directors has the authority to set the time, date and place of special stockholders meetings; (5) under what circumstances a notice of a special stockholders meeting may be revoked; and (6) methods by which our board of directors may seek verification of the validity of a stockholder request for a special meeting.

Takeover Restrictions

The Company’s charter or bylaws (1) require the affirmative vote of two-thirds of the votes entitled to be cast in the election of directors, generally, to remove any director, (2) vest in the board the exclusive power to fix the number of directors, and (3) require, unless called by the Chairman of the board, President, Chief Executive Officer or our board of directors, the request of holders of a majority of all of the votes entitled to be cast at such meeting to call a special meeting.

The affirmative vote of two-thirds of all votes entitled to be cast on the matter and a declaration of the advisability thereof by the board of directors will generally be required to approve a merger, consolidation or share exchange involving the Company, the transfer of all or substantially all of the assets or an amendment to the Company’s charter.

Our board of directors has the power to classify and reclassify authorized and unissued shares of common stock or preferred stock and, subject to certain restrictions in the Operating LLC’s Operating Agreement discussed below, authorize the issuance of a class or series of common stock or preferred stock without stockholder approval.

16

Limitation of Liability and Indemnification

Maryland law permits a Maryland corporation to include in its charter a provision limiting liability to the corporation or its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. the Company’s charter contains a provision limiting the liability of its directors and officers to the Company and its stockholders to the maximum extent permitted by Maryland law.

The Company’s charter and bylaws require it to indemnify its present and former directors and any individual who served as a director of a predecessor of the Company for any liability incurred in their official capacity, and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding, to the fullest extent permitted by the MGCL. the Company’s charter and bylaws permit it, with the approval of its board of directors, to indemnify and to pay or reimburse the expenses of any officer, employee or agent of the Company or a predecessor of the Company, to the maximum extent permitted by the MGCL.

Interested Person Transactions

Maryland law provides that a contract or other transaction between a Maryland corporation and a director of the corporation or between a Maryland corporation and any other company or other entity in which a director of the Maryland corporation serves as a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of the director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director’s vote in favor thereof if (1) the material facts relating to the common directorship or interest are disclosed to the board of directors or a committee of the board of directors and the board of directors or committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum, (2) the material facts relating to the common directorship or interest are disclosed to the stockholders entitled to vote and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the interested director or corporation or other entity, or (3) the transaction or contract is fair and reasonable to the Company at the time it is authorized, ratified or approved.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of any securities issued hereunder will be passed upon for our Company by Duane Morris LLP, Philadelphia, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a Web site at https://cohenandcompany.com/ with information about our Company. Information contained on our Web site or any other Web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our Web site address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our Web site.

17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a) The Company’s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 6, 2020, and Amendment No. 1 thereto on Form 10-K/A filed with the SEC on May 7, 2020;

(b) The Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 8, 2020 , August 7, 2020 and November 6, 2020 , respectively;

(c) The Company’s current reports on Form 8-K and 8-K/A filed with the SEC on March 10, 2020, April 7, 2020, May 7, 2020, May 22, 2020, June 19, 2020, July 1, 2020 (two filing), August 31, 2020, September 11, 2020, September 29, 2020, October 15, 2020 , October 15, 2020, and October 30, 2020

(d) The description of the Company’s common stock contained in its registration statement on Form 8-A filed with the SEC on December 16, 2009 and Amendment No. 1 thereto on Form 8-A/A filed with the SEC on January 1, 2011; and

(e) The description of the Company’s preferred stock purchase rights set forth in its registration statements on Form 8-A filed with the SEC on March 10, 2020, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

This prospectus is part of a registration statement we have filed with the SEC on Form S-3 relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its Web site.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Anyone, including a beneficial owner, to whom a prospectus is delivered, may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number:

18

Cohen & Company Inc.

Investor Relations

2929 Arch Street, Suite 1703

Philadelphia, Pennsylvania 19104

(215) 701-8952

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

19

COHEN & COMPANY INC.

$75,000,000

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

SUBSCRIPTION RIGHTS

WARRANTS

UNITS

PROSPECTUS

, 2020

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by the registrant in connection with the issuance and distribution of the securities to be registered under this registration statement.

SEC registration fee
Listing fees
Federal Taxes
Blue Sky expenses
Trustees’ and transfer agents’ fees
Legal fees and expenses
Accounting fees and expenses
Printing fees and expenses
Miscellaneous
Total	$

*	These fees and expenses will be determined based on the number of issuances and amount and type of securities issued. Accordingly, they cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The registrant’s charter limits the liability of its directors and officers to the fullest extent permitted by the Maryland General Corporation Law (as amended from time to time, the “MGCL”) and, together with the registrant’s bylaws, requires the registrant to indemnify its present and former directors and any individual who, while its director and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee against liabilities to the fullest extent allowed under Maryland law. The registrant’s charter and bylaws permit the registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any officer, employee or agent of the registrant or of any predecessor, to the maximum extent permitted by the MGCL. Accordingly, the registrant has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The registrant maintains director’s and officer’s insurance for the benefit of the company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which the registrant’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(1)	was committed in bad faith; or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The registrant’s bylaws obligate the registrant, to the fullest extent permitted by Maryland law in effect from time to time, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made a party to the proceeding by reason of his or her service in that capacity; or

•	make any individual who, while its director and at the registrant’s request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the MGCL, the registrant’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

Exhibit No.	Description

4.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (Registration No. 333-111018) filed with the Securities and Exchange Commission on February 6, 2004).

4.2	Articles of Amendment changing the Company’s name to Alesco Financial Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-138136) filed with the Securities and Exchange Commission on October 20, 2006).

4.3	Articles of Amendment to Effectuate a Reverse Stock Split (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.4	Articles of Amendment to Set Par Value (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.5	Articles Supplementary — Series A Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2009).

4.6	Articles Supplementary — Series B Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2009).

4.7	Articles of Amendment changing the Company’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.8	Articles of Amendment changing the Company’s name to Institutional Financial Markets, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2011).

4.9	Articles of Amendment changing the Company’s name to Cohen & Company Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

4.10	Articles of Amendment to Effectuate a Reverse Stock Split and Set Par Value (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

4.10	Articles Supplementary Series C Junior Participating Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2009).

4.11	Articles Supplementary — Series D Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2012).

4.12	Articles Supplementary Series E Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.13	Articles Supplementary Series F Voting Non-Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 31, 2019).

4.14	Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005).

4.15	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 10, 2010).

4.16	Section 382 Rights Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2020).

4.17	Amended and Restated Limited Liability Company Agreement of Cohen Brothers, LLC (now known as Cohen & Company, LLC) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2009).

4.18	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC, dated as of June 20, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2011).

4.19	Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC, dated as of May 9, 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.20	Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC, dated as of October 30, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2019).

4.21	Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC, dated as of September 25, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2020).

4.22	Form of 10.50% Contingent Convertible Senior Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2011).

4.23	Junior Subordinated Indenture, dated as of June 25, 2007, by and between Alesco Financial Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2007).

4.24	Registration Rights Agreement, dated as of May 9, 2013, by and among Institutional Financial Markets, Inc., Cohen Bros. Financial, LLC and Mead Park Capital Partners LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2013).

4.25	Form of Indenture (incorporated by reference to Exhibit 4.18 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 14, 2014).

4.26	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2020).

4.27**	Form of Warrant Agreement.

4.28**	Form of Warrant Certificate (to be included in Exhibit 4.27).

4.29**	Form of Certificate of Designation.

4.30**	Form of Preferred Stock Certificate.

4.31**	Form of Deposit Agreement.

4.32**	Form of Depositary Receipt (to be included in Exhibit 4.31).

4.33**	Form of Unit Agreement.

4.34**	Form of Unit Certificate (to be included in Exhibit 4.33).

4.35**	Form of Subscription Rights Agreement.

4.36**	Form of Subscription Rights Certificate (to be included in Exhibit 4.35).

5.1†	Opinion of Duane Morris LLP.

23.1*	Consent of Grant Thornton, LLP, Independent Registered Public Accounting Firm.

23.2†	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (included on signature page).

*                 Filed herewith.

**              To be filed as an exhibit to a Current Report on Form 8-K in the event of an offering of the specified securities and incorporated by reference herein.

***            To be filed separately on a delayed basis under the electronic form type “305 B2.”

†                 Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 10, 2020.

COHEN & COMPANY INC.

By:	/s/ Lester R. Brafman
Lester R. Brafman,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lester R. Brafman	Chief Executive Officer (Principal Executive Officer)	November 10, 2020
Lester R. Brafman

*	Chairman	November 10, 2020
Daniel G. Cohen

*	Director	November 10, 2020
G. Steven Dawson

*	Vice Chairman	November 10, 2020
Jack J. DiMaio, Jr.

*	Director	November 10, 2020
Jack Haraburda

*	Director	November 10, 2020
Diana Louise Liberto
*	Chief Accounting Officer and Assistant Treasurer (Principal Accounting Officer)	November 10, 2020
Douglas Listman

/s/ Joseph W. Pooler, Jr.	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 10, 2020
Joseph W. Pooler, Jr.

* By:	/s/ Joseph W. Pooler, Jr
Joseph W. Pooler, Jr.
Attorney-in-Fact